UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 12, 2019

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 12, 2019, CNB Financial Corporation (the “Corporation”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with Keefe, Bruyette & Woods, Inc. (the “Sales Agent”), pursuant to which the Corporation may sell, from time to time, up to an aggregate gross sales price of $40,000,000 of its shares of common stock, no par value (the “Common Shares”), through the Sales Agent.

The Common Shares sold in the offering will be issued pursuant to a prospectus dated January 26, 2017, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2019, in connection with one or more offerings of shares under the Corporation’s shelf registration statement on Form S-3 (No. 333-215449) filed with the SEC on January 6, 2017 and declared effective by the SEC on January 26, 2017.

Sales of the Common Shares made pursuant to the Sales Agreement, if any, may be sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation directly on the NASDAQ Global Select Market, on any other existing trading market for the Common Shares, to or through a market maker, or, if agreed by the Corporation and the Sales Agent, by any other method permitted by law, including but not limited to in privately negotiated transactions. Sales of Common Shares in the Offering may be made at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, and will be subject to such other terms and conditions as agreed at the time of the sale. The Corporation intends to use the net proceeds from these sales, if any, for general corporate purposes, including, without limitation, future acquisitions and to support organic growth,

Under certain circumstances, the Corporation or the Sales Agent may suspend the sale of Common Shares under the Sales Agreement or terminate the Sales Agreement. The Sales Agreement will automatically terminate when the sale of Common Shares reaches an aggregate offering amount equal to $40,000,000, or sooner if either the Corporation or the Sales Agent terminates the Sales Agreement.

The Corporation will pay the Sales Agent a commission of up to 2.5% of the gross proceeds from the sale of Common Shares pursuant to the Sales Agreement.

The Sales Agreement contains customary representations, warranties and covenants between the parties. These representations, warranties and covenants are not factual information to investors about the Corporation. In addition, the Corporation has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act. A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The foregoing description of the Sales Agreement and the transactions contemplated by the Sales Agreement is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

On November 12, 2019, Hogan Lovells US LLP delivered its legality opinion with respect to the Common Shares to be issued pursuant to the Sales Agreement. A copy of the legality opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or a solicitation of an offer to buy the Common Shares or any other securities of the Corporation, nor shall there by any offer, solicitation or sale of the Common Shares or any other securities of the Corporation in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Item 7.01.	Regulation FD Disclosure.

On November 12, 2019, the Corporation issued a press release (the “Press Release”) announcing the commencement of the at-the-market public offering described above. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	At Market Issuance Sales Agreement, dated November 12, 2019, by and between CNB Financial Corporation and Keefe, Bruyette & Woods, Inc.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

99.1	Press Release dated November 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Financial Corporation

Date: November 12, 2019	By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
President and Chief Executive Officer